Exhibit 8.2

[FORM OF TAX OPINION]

Wiggin and Dana LLP 600 Massachusetts Ave. NW Washington, DC 20001 www.wiggin.com

____________, 2023

Notable Labs, Inc.

320 Hatch Drive

Foster City, CA 94404

Ladies and Gentlemen,

The following opinion is furnished to Notable Labs, Inc., a Delaware corporation (the “Company”), to be filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 8.2 to the Registration Statement on Form S-4 filed by Vascular Biogenics Ltd. (“Parent”) on the date hereof (including the prospectus forming a part thereof, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”).

We have acted as tax counsel for the Company in connection with the preparation of the Registration Statement. We have reviewed originals or copies of such corporate records, such certificates and statements of officers of the Company and of public officials, and such other documents as we have considered relevant and necessary in order to furnish the opinion hereinafter set forth. In doing so, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such documents. Specifically, and without limiting the generality of the foregoing, we have reviewed the Registration Statement and the Agreement and Plan of Merger by and among the Parent, the Company, and Vibrant Merger Sub, Inc., (“Merger Sub”), relating to the proposed merger (the “Merger”) involving Parent, the Company and Merger Sub dated as of February 22, 2023, and exhibits thereto (the “Merger Agreement”). For purposes of the opinion set forth below, we have assumed that any documents (other than documents which have been executed, delivered, adopted or filed, as applicable, by the Company prior to the date hereof) that have been provided to us in draft form will be executed, delivered, adopted and filed, as applicable, without material modification.

CONNECTICUT I NEW YORK I PHILADELPHIA I WASHINGTON, DC I PALM BEACH

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The opinion set forth below is based upon the Internal Revenue Code of 1986, as amended, the Treasury regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, “Tax Laws”). No assurance can be given that Tax Laws will not change. With respect to all questions of fact on which our opinion is based, we have assumed the initial and continuing truth, accuracy and completeness of: (i) the factual information set forth in the Registration Statement, the Merger Agreement or in any exhibits thereto or any documents incorporated therein by reference; and (ii) representations made to us by officers of the Company or contained in the Registration Statement, the Merger Agreement or in any exhibits thereto or any documents incorporated therein by reference, in each such instance without regard to qualifications such as “to the best knowledge of” or “in the belief of.” We have not independently verified such information.

We have relied upon, but not independently verified, the foregoing assumptions. If any of the foregoing assumptions are inaccurate or incomplete for any reason, or if the transactions described in the Registration Statement, the Merger Agreement or in any exhibits thereto or any documents incorporated therein by reference, have been or are consummated in a manner that is inconsistent with the manner contemplated therein, our opinion as expressed below may be adversely affected and may not be relied upon.

Based upon and subject to the foregoing: (i) we are of the opinion that the discussions with respect to Tax Laws matters under the caption “Certain Material U.S. Federal Income Tax Considerations - U.S. Federal Income Taxation of U.S. Holders of Notable Common Stock” in the Registration Statement in all material respects are, subject to the limitations set forth therein, the material Tax Law considerations relevant to holders of the securities of the Company discussed therein (the “Securities”); and (ii) we hereby confirm that the opinions of Wiggin and Dana LLP referred to in said discussion represent our opinions on the subject matters thereto.

Our opinion above is limited to the matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other matters or any other transactions. Further, we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in Tax Laws.

This opinion is rendered to you in connection with the filing of the Registration Statement. Purchasers and holders of the Securities are urged to consult their own tax advisors or counsel, particularly with respect to their particular tax consequences of acquiring, holding, and disposing of the Securities, which may vary for investors in different tax situations. We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons

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whose consent is required under Section 7 of the Act or under the rules and regulations of the SEC promulgated thereunder.

Sincerely,

WIGGIN AND DANA LLP